UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

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THE HANOVER INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction	(Commission File Number)	(I.R.S.Employer
of incorporation)		Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

 Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2013, the Company disclosed in its Current Report on Form 8-K that Marita Zuraitis, Executive Vice President of the Company and President, Property and Casualty Companies, has elected to resign effective May 10, 2013.

In connection with Ms. Zuraitis’ resignation, and to ensure that she will provide certain transitional assistance, the Company and Ms. Zuraitis entered into a Transition Assistance and Cooperation Agreement, the material terms of which are as follows:

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Ms. Zuraitis agreed to assist the Company with various transitional matters for a three-month period following the effective date of her resignation (the “Transition Period”).  Additionally, following the Transition Period, Ms. Zuraitis agreed to cooperate and respond to Company inquiries relating to matters occurring during the time of her employment with the Company and to cooperate fully in connection with any existing or future litigation or regulatory matters.

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In consideration for the various transitional services, continuing cooperation obligations, and the other obligations set forth below, the Company agreed:

▪ To pay Ms. Zuraitis her target 2013 short-term incentive compensation award, pro-rated to reflect the four month period beginning January 1, 2013 and ending April 30, 2013;
▪ To continue to provide her financial planning services through April 30, 2014; and
▪ To pay Ms. Zuraitis $300,000 in lieu of the 5,750 restricted shares granted to Ms. Zuraitis on January 20, 2012.

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Ms. Zuraitis agreed to provide a general release from all claims against the Company, and agreed to reaffirm certain non-solicitation, non-hire, non-interference, confidentiality and other provisions that had previously been agreed to by Ms. Zuraitis.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibit is furnished herewith.

Exhibit 10.1	Transition Assistance and Cooperation Agreement by and between the Registrant and Marita Zuraitis dated April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                 The Hanover Insurance Group, Inc.
                     (Registrant)

Date: May 3, 2013	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General
Counsel and Asst. Secretary

Exhibit Index

Exhibit 10.1	Transition Assistance and Cooperation Agreement by and between the Registrant and Marita Zuraitis dated April 29, 2013.